UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2025
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Lazard, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32492	98-0437848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza New York, New York		10112
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 212-632-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LAZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Evan L. Russo

On September 8, 2025, Lazard, Inc. (the “Company”) announced that Evan L. Russo will transition from his role as Chief Executive Officer of Lazard’s asset management business effective on or around December 1, 2025 (and no later than December 31, 2025) (the “Transition Date”) into a non-executive officer role as Senior Advisor to the Chief Executive Officer of the Company (“Senior Advisor”). Mr. Russo will continue employment with the Company as Senior Advisor through June 30, 2026 (such date the “Separation Date”, and such period, the “Advisory Period”). As of the Separation Date, Mr. Russo’s service with the Company will cease.

Transition Agreement with Mr. Russo

In connection with such transition, on September 7, 2025, the Company and Mr. Russo entered into a transition agreement (the “Russo Transition Agreement”), pursuant to which (1) his service as Chief Executive Officer of Lazard’s asset management business will cease as of the Transition Date and (2) on the Transition Date, he will transition into the role of Senior Advisor and will continue employment in such role through the Separation Date.

As compensation for services performed during the Advisory Period, Mr. Russo will receive his base salary at its current rate, continue to participate in the Company’s benefit plans and programs in accordance with their terms and be eligible to vest in his outstanding equity-based awards in accordance with their terms.

As of the Separation Date, Mr. Russo will be eligible to receive (1) the severance benefits payable upon a qualifying termination (prior to a change in control) under his Amended and Restated Agreement Relating to Retention and Noncompetition and Other Covenants, dated as of March 31, 2022 and amended as of May 25, 2023, and the (2) treatment of outstanding equity-based awards in accordance with their terms, in each case subject to and in accordance with the terms of the applicable arrangement and as described (as applicable) in the Company’s Definitive Proxy Statement on Schedule 14A filed on March 25, 2025 (the “2025 Proxy Statement”) under “Potential Payments Upon Termination or Change in Control”, “Individual Agreements” and “Award Agreements – Death, Disability, Non-CIC Termination;” provided that the cash severance benefits will be calculated as though his termination date had occurred on December 31, 2025.

The Russo Transition Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above descriptions are qualified in their entirely by reference to the terms of the Russo Transition Agreement.

Item 8.01    Other Events.

On September 8, 2025, the Company announced the appointment of Christopher Hogbin as Managing Director and Chief Executive Officer of Lazard’s asset management business, effective upon a date to be mutually agreed between the Company and Mr. Hogbin, but in any event no later than January 30, 2026. Copies of each of the offer letter and letter agreement entered into between the Company and Mr. Hogbin are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the Company’s press release announcing the appointment of Mr. Hogbin is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d)Exhibits. The following exhibits are filed or furnished as part of this Report on Form 8-K:

Exhibit No.	Description
10.1	Transition Agreement, dated September 7, 2025, between Lazard, Inc. and Evan L. Russo
10.2	Offer Letter, dated September 3, 2025, between Lazard, Inc. and Christopher Hogbin
10.3	Letter Agreement regarding terms of Employment, dated September 3, 2025, between Lazard, Inc. and Christopher Hogbin
99.1	Press Release issued September 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD, INC. (Registrant)

	By:	/s/ Shari L. Soloway
	Name:	Shari L. Soloway
	Title:	Corporate Secretary
Dated: September 8, 2025